SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2003

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

The lawsuit filed in January 2002 by IXYS Corporation (“IXYS”) against International Rectifier Corporation (“IR”) in the San Francisco Federal District Court alleging infringement of five IXYS patents (U.S. patents 4,636,580, 4,670,771, 4,970,576, 4,483,810 and 4,505,418) was dismissed by the Court on September 2, 2003 pursuant to a stipulation between the parties.  IR did not make any payments under the stipulation.  The dismissal does not affect the action filed in the Los Angeles Federal District Court by IR against IXYS on IR’s patents.  The judgment obtained by IR against IXYS in that case was appealed to and is awaiting decision by the Court of Appeals for the Federal Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION
Date: September 9, 2003	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel